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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the use of our report dated May 26, 1999 included herein with respect to the balance sheets of iMusic, Inc. as of December 31, 1997 and 1998, and the related statements of operations, shareholders' equity (deficit) and cash flows for the years then ended, and to the reference to our Firm under the heading "Experts" in the prospectus.


                                          /s/ KPMG LLP

Los Angeles, California

November 13, 2001